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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Metromedia Fiber Network, Inc. on Form S-4 of our report with respect to AboveNet Communications, Inc. dated July 28, 1999 (September 8, 1999 as to Note 17), appearing in the Prospectus which is part of the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
November 8, 2000